Exhibit 10.114

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
NORTH CAROLINA
FOURTH AMENDMENT TO
MECKLENBURG COUNTY    LEASE AGREEMENT
This Fourth Amendment to Lease Agreement (this “Fourth Amendment”) is entered into on this 21st day of December, 2017 (the “Effective Date”) by and between CCP PROPERTY OWNER SOUTHPARK, LLC, a Delaware limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”) (this Fourth Amendment, all previous amendments or modifications to the Original Lease (as defined herein below) and the Original Lease are collectively referred to as the “Lease”).
WITNESSETH:
WHEREAS, TC PARK SOUTH, LLC (predecessor to Landlord) and Tenant entered into a Lease Agreement dated April 2, 2012 (the “Original Lease”), for 19,200 rentable square feet (“RSF”) known as Suite 200 on the second floor of a building known as Two SouthPark Center (“Building”) located at 6135 Park South Drive, Charlotte, North Carolina 28210, as depicted in the Original Lease; and a First Amendment to Lease Agreement dated March 5, 2013 (“First Amendment”) expanding the Premises to include approximately 10,841 RSF known as Suite 300 on the third floor of the Building, as depicted in the First Amendment;
WHEREAS, TDC GREEN SOUTHPARK, LLC (predecessor to Landlord) and Tenant entered into a Second Amendment to Lease Agreement dated April 29, 2015 (the “Second Amendment”) expanding the Premises to include approximately 19,355 RSF known as Suite 400 on the fourth floor of the Building, as depicted in the Second Amendment (the “Fourth Floor Premises”);
WHEREAS, Landlord and Tenant entered into a Third Amendment to Lease Agreement dated July 19, 2016 (the “Third Amendment”) expanding the Premises to include approximately 1,801 RSF known as Suites 305 and 360 on the third floor of the Building, as depicted in the Third Amendment (together, with Suites 200 and 300, the “Second and Third Floor Premises”);
WHEREAS, as of the date hereof Tenant leases a total of 51,197 RSF in the Building, commonly known as Suites 200, 300, 305, 360 and 400; and
WHEREAS, Landlord and Tenant desire to enter into this Fourth Amendment for the purpose of memorializing Tenant’s exercise of its Renewal Option for the Second and Third Floor Premises.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Recitals & Defined Terms. The foregoing recitals are true, accurate and are incorporated herein by reference. The capitalized terms which are not defined herein shall have the same meaning as otherwise set out in the Original Lease, as amended.
2.Renewal. Tenant hereby exercises its Renewal Option applicable to the Second and Third Floor Premises pursuant to the terms and conditions set forth in Section 26(c) of the Original Lease, as modified by Section 16 of the Third Amendment. In connection therewith, Landlord shall pay to Tenant a refurbishment allowance (“Refurbishment Allowance”) in the

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amount of Five Dollars per RSF of the Second and Third Floor Premises, as more particularly described in Section 26(c) of the Original Lease. As of the Effective Date, Tenant will have a right to renew this Lease with respect to the Second and Third Floor Premises for an additional five (5) years as set forth hereinbelow. Notwithstanding the foregoing, Tenant’s right to renew the Lease with respect to the Fourth Floor Premises as set forth in the Second Amendment shall remain in full force and effect. Furthermore, a new Section 26(h) is added to the Lease as follows:
a.Provided no Event of Default exists under the Lease, and further provided Tenant has not subleased or assigned all or any portion of the Second and Third Floor Premises other than to a Permitted Transferee as defined in Section 10(h) of the Original Lease, Tenant shall have one (1) option (an “Additional Second and Third Floor Premises Renewal Option”) to extend the Second and Third Floor Premises Term for a period of five (5) years (an “Additional Second and Third Floor Premises Renewal Period”). The Additional Second and Third Floor Premises Renewal Period shall commence at 12:00 a.m. on January 1, 2023, (the “Second and Third Floor Premises Renewal Period Commencement Date”) and end at 11:59 p.m. on the day immediately preceding the five (5) year anniversary of the Second and Third Floor Premises Renewal Period Commencement Date. As a condition of Tenant’s exercise of its option for an Additional Second and Third Floor Premises Renewal Period, Tenant must satisfy the following conditions:
i.Tenant must notify Landlord, in writing, of its intention to exercise the Additional Second and Third Floor Premises Renewal Option not later than two hundred seventy (270) days prior to the Second and Third Floor Premises Expiration Date.
ii.The Basic Rent during the Additional Second and Third Floor Premises Renewal Period shall be equal to the greater of: (1) the per RSF rental rate equal to the per RSF rental rate then being paid by Tenant for Suite 200 and Suite 300, plus [***]; or (2) the Current Market Rental Rate (hereinafter defined), as determined in accordance with paragraph (b) below, multiplied by the number of rentable square feet in the Second and Third Floor Premises.
iii.Tenant shall continue to pay to Landlord Additional Rent during the Additional Second and Third Floor Premises Renewal Period under the same terms and conditions as described in the Lease.
iv.Unless otherwise agreed in writing by the parties, Basic Rent shall continue to increase at the rate of [***] annually during the Additional Second and Third Floor Premises Renewal Period.
v.Failure by Tenant to timely satisfy the conditions set out hereinabove for the Additional Second and Third Floor Premises Renewal Period shall result in the termination of the Additional Second and Third Floor Premises Renewal Option.

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b.Landlord and Tenant shall endeavor in good faith within the sixty (60) days following Tenant’s notice of its intention to exercise the Additional Second and Third Floor Premises Renewal Option to agree upon a rental rate for the Additional Second and Third Floor Premises Renewal Period. However, if Landlord and Tenant are unable to agree within such sixty (60) day period, then Landlord and Tenant shall each within the next fifteen (15) days name an appraiser to represent them, and the two so appointed shall endeavor to jointly agree on the then Current Market Rental Rate of the Second and Third Floor Premises (including the fixed percentage rate for annual rent increases). As used in this Lease, “Current Market Rental Rate” shall mean the market annual gross rental rate per square foot for renewals of existing leases, for the applicable space and for the time as to which such rate is being determined, that a willing tenant would pay and a willing landlord would accept, in arm’s length bona fide negotiations (for renewal leases taking into consideration all relevant factors for renewal leases including, without limitation, the following factors: rent being charged in other similar office buildings located in the SouthPark submarket of Charlotte, North Carolina for comparable tenants, for renewal leases then being entered into for comparable space to the Premises; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; abatements pertaining to the subject space and to any comparison space (including with respect to base rental, operating expense and/or real estate taxes); inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any, in connection with the subject space and with respect to any comparison space; relocation allowances granted, if any, in connection with the subject space and with respect to the comparison space; club memberships granted, if any; construction, refurbishment and repainting allowances granted, if any, in connection with the subject space and with respect to any comparison space; any other concessions or inducements in connection with the subject space and with respect to any comparison space; term or length of lease of subject space and of any comparison space; overall creditworthiness of Tenant and tenants in comparable space; the time the particular rental rate under consideration was agreed upon and became or is to become effective; and payment of a leasing commission, fees, bonuses or other compensation whether to Tenant’s representatives or to Landlord, or to any person or entity affiliated with Tenant or Landlord, or otherwise. If Tenant requests improvements or allowance and Landlord agrees to fund such improvements or allowance, the Current Market Rental Rate will be determined factoring Landlord’s costs of providing such improvements or allowance. If either Landlord or Tenant fails to designate by written notice to the other its appraiser in the time stated, the one properly appointed shall be empowered to set the then Current Market Rental Rate of the Second and Third Floor Premises. If the two are appointed and are unable to agree within thirty (30) days after their

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appointment, they shall appoint a third appraiser, who shall be empowered to choose from the two (2) current market rental values proposed by Landlord’s appraiser and Tenant’s appraiser and the one chosen shall be the then Current Market Rental Rate of the Second and Third Floor Premises. All appraisers must be MAI qualified with at least ten (10) years’ experience with commercial office space in the SouthPark submarket of Charlotte, North Carolina. Each party shall bear the costs of its own appraiser; all other costs of the arbitration shall be shared equally between Landlord and Tenant.
c.Notwithstanding anything in the foregoing to the contrary, Tenant shall have the right to rescind its exercise of the Additional Second and Third Floor Premises Renewal Option by providing written notice to Landlord within ten (10) days of the final determination of the Current Market Rental Rate applicable to the Additional Second and Third Floor Premises Renewal Period and upon delivery of any such notice of rescission Tenant’s exercise of the Additional Second and Third Floor Premises Renewal Option shall be null and void.
3.Term. Effective as of the Effective Date, the term of the Lease with respect to the Second and Third Floor Premises is hereby extended such that the term with respect to the Second and Third Floor Premises shall expire on December 31, 2022.
4.Rent.
(a)Tenant shall pay monthly installments of Basic Rent during the Renewal Period for the Second and Third Floor Premises to Landlord in the following amounts:
Suites 200 & 300 (30,041 RSF)

Period	Base Rental Rate Per RSF	Monthly Basic Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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Suites 305 & 360 (1,801 RSF)

Period	Base Rental Rate Per RSF	Monthly Basic Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(b)Additional Rent. Tenant shall pay Landlord Additional Rent and all other charges for the Second and Third Floor Premises under the same terms and conditions described in Section 4(b) of the Original Lease, as amended.
(c)Fourth Floor Premises. Tenant shall continue to pay all Rent for the Fourth Floor Premises upon the terms set forth in the Third Amendment.
5.Options and Inducements; Condition of Premises. Tenant acknowledges and agrees that, as of the Effective Date and notwithstanding anything to the contrary set forth in the Original Lease, other amendments thereto, or this Fourth Amendment, Tenant shall have no termination or other options whatsoever with regard to the Second and Third Floor Premises or under the Lease, as amended by this Fourth Amendment, apart from the Additional Second and Third Floor Renewal Option described in Section 2 of this Fourth Amendment or the Fourth Floor Premises Renewal Option (defined in Section 26(g) of the Lease and Section 10 of the Second Amendment), Right of First Offer (defined in Section 26(d) of the Original Lease and modified in Section 11 of the Second Amendment), and Right of Refusal (defined in Section 26(e) of the Original Lease and modified in Section 12 of the Second Amendment). For clarity, Landlord and Tenant acknowledge and agree that the parking options offered to Tenant during the initial Term for the Second and Third Floor Premises will remain in effect and unaltered during the Term of this Lease. Tenant further acknowledges and agrees that, with the exception of the Refurbishment Allowance to be paid by Landlord to Tenant in connection with Tenant’s exercise of the Renewal Option applicable to the Second and Third Floor Premises, as set forth in this Fourth Amendment, Tenant is not and shall not be entitled to any allowances, concessions, upfit work or other inducements of any kind in connection with the Premises or under the Lease, as amended by this Fourth Amendment.
6.Binding Effect. The amendments made to the Lease pursuant to this Fourth Amendment shall be binding upon the parties and their respective successors and assigns.
7.Ratification. Tenant and Landlord each hereby ratifies and confirms its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto. Additionally, each of Tenant and Landlord further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect.
8.Assignment. With the exception of Permitted Transferees (as defined in the Lease), Tenant represents and warrants to Landlord that Tenant has not previously assigned, sublet, transferred, conveyed or otherwise encumbered in any way, directly or indirectly, any or all of its interest under the Lease with respect to the Premises.

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9.Mutual Acknowledgment of Non-Existence of Claims. The Landlord and Tenant acknowledge that as of the Effective Date there are no known claims by either party against the other arising from their relationship as Landlord and Tenant pursuant to the terms of the Lease.
10.Binding Effect; Conflicts; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Fourth amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall prevail. This Fourth Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
11.Confidentiality. Landlord and Tenant agree, on behalf of their principals, officers, and directors, to use reasonable efforts not to disclose the financial terms of this Fourth Amendment to any third party except (i) legal counsel, (ii) brokers, if any, or any advisors directly involved in the transaction evidenced by this Fourth Amendment, (iii) in connection with a legal subpoena or other similar legal process, or (iv) for financial reporting purposes.
12.Brokerage. Landlord and Tenant hereby represent to the other that neither party has entered into any agreements with any brokers in connection with this Fourth Amendment other than of Jones Lang LaSalle (“Tenant’s Broker”). Each party hereby indemnifies, holds harmless and agrees to defend the other, its members, principals, partners, officers, directors, employees and agents and the respective principals, officers and directors of any such agents from and against any and all claims of any brokers claiming to have represented the indemnifying party in connection with this Fourth Amendment, other than claims brought against Landlord by Tenant’s Broker. All compensation due to Tenant’s Broker shall be Landlord’s sole responsibility.
13.No Liens. Upon not less than twenty-four hours prior written notice, Landlord shall have the right at all times to post and keep posted on the Premises any notice permitted or required by law which the Landlord shall deem proper for the protection of the Landlord and the Premises or any other party having an interest therein from mechanic’s and materialmen’s liens. The Tenant shall give written notice to the Landlord at least ten (10) business days prior to the commencement of any work relating to alterations or additions to the Premises and shall comply with NC Gen. Stat. §44A-11.I et seq. including, without limitation, the appointment of a Lien Agent and posting requirements.
14.Nature of Amendments. The amendments made to the Lease pursuant to this Fourth Amendment shall constitute the only amendments to be effectuated and all other provisions of the Lease not affected hereby shall remain in place as originally constituted and shall be in full force and effect. To the extent that there is any conflict between the terms of this Fourth Amendment and the Lease, the terms of this Fourth Amendment will govern.
15.Counterparts. This Fourth Amendment may be executed in multiple counterparts, and via electronic or facsimile delivery each of which shall constitute an original, but all of which shall constitute one document.
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IN WITNESS WHEREOF, the Landlord and Tenant have entered into this Fourth Amendment by their duly authorized officers as of the date first above written.
LANDLORD:
CCP PROPERTY OWNER SOUTHPARK, LLC
a Delaware limited liability company
By:    CCP Mezzanine SouthPark, LLC
a Delaware limited liability company, its Manager
By:    CCP SouthPark, LLC
a Virginia limited liability company, its Manager
By:    CCP Manager SouthPark, LLC
a Virginia limited liability company, its Manager
By:    Continental Capital Partners, LLC
a Virginia limited liability company, its Manager
By:    /s/ Jeremy R. McLendon
Jeremy R. McLendon, Manager
TENANT:
QUICKEN LOANS INC., a Michigan corporation
By:    /s/ Jay Farner
Name:    Jay Farner
Title:    Chief Executive Officer
[SIGNATURE PAGE TO FOURTH LEASE AMENDMENT]
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